Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Suite 1000
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Contact:	Scott Reigstad (608) 458-3145
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES SECOND QUARTER 2014 RESULTS
Reaffirms 2014 earnings guidance

MADISON, Wis. - August 6, 2014 - Alliant Energy Corporation (NYSE: LNT) today announced consolidated unaudited earnings per share (EPS) from continuing operations for the three and six months ended June 30 as follows:

	Three Months		Six Months
	2014	2013	2014	2013
Utilities and Corporate Services	$0.50	$0.52	$1.40	$1.13
Non-regulated and Parent	0.06	0.07	0.13	0.12
Alliant Energy Consolidated	$0.56	$0.59	$1.53	$1.25

“I am pleased with the consistent financial performance of our company,” said Patricia Kampling, Alliant Energy Chairman, President and CEO. “The positive weather impacts included in our year-to-date results will be largely offset by the mild weather experienced so far in the third quarter. Therefore, we are forecasting that 2014 earnings are trending toward the mid-point of our current earnings guidance range.”

Utilities and Corporate Services - Alliant Energy’s Utilities and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $0.50 per share of EPS from continuing operations in the second quarter of 2014, which was $0.02 per share lower than the second quarter of 2013. The primary drivers of lower EPS in the second quarter of 2014 when compared to the second quarter of 2013 were electric customer billing credits at Interstate Power and Light Company (IPL), higher energy efficiency cost recovery amortizations at Wisconsin Power and Light Company (WPL), higher generation operation and maintenance expense and interest expense at IPL, and higher depreciation expense at both IPL and WPL. These negative earnings drivers were partially offset by lower capacity charges related to the Duane Arnold Energy Center (DAEC) and Kewaunee Nuclear Power Plant (Kewaunee) purchased power agreements.

Non-regulated and Parent - Alliant Energy’s non-regulated and parent operations generated $0.06 per share of EPS from continuing operations in the second quarter of 2014, which was $0.01 per share lower than the second quarter of 2013.

Details regarding EPS from continuing operations variances between the second quarters of 2014 and 2013 for Alliant Energy’s operations are as follows:

	Q2 2014	Q2 2013	Variance
Utilities and Corporate Services:
Lower capacity charges related to DAEC purchased power agreement	$—	($0.19)	$0.19
Retail electric customer billing credits at IPL	(0.11)	—	(0.11)
Lower capacity charges related to Kewaunee purchased power agreement	—	(0.09)	0.09
Higher energy efficiency cost recovery amortizations at WPL	(0.06)	(0.03)	(0.03)
Higher generation operation and maintenance expenses at IPL			(0.03)
Higher interest expense at IPL			(0.02)
Higher electric transmission service expense, net of recoveries at IPL and WPL			(0.02)
Higher depreciation expense at IPL and WPL			(0.02)
Earnings deferral for excess return on equity at WPL	(0.02)	—	(0.02)
Other			(0.05)
Total Utilities and Corporate Services			($0.02)
Non-regulated and Parent:
Other			($0.01)
Total Non-regulated and Parent			($0.01)

Retail electric customer billing credits at IPL - In March 2014, IPL filed with the Iowa Utilities Board (IUB) a settlement agreement and joint motion for approval to extend IPL’s Iowa retail electric base rate freeze through 2016 and provide retail electric customer billing credits of $70 million in 2014. IPL began crediting customer bills in May 2014. IPL currently expects a decision from the IUB regarding the settlement agreement in the third quarter of 2014.

Earnings deferral for excess return on equity at WPL - In July 2012, WPL received an order from the Public Service Commission of Wisconsin (PSCW) authorizing WPL to maintain customer base rates for WPL’s retail electric customers at current levels through 2014. WPL is required to defer a portion of its earnings if its annual regulatory return on common equity exceeds 10.65% in any calendar year during the test period. WPL must defer 50% of its excess earnings between 10.65% and 11.40% and 100% of any excess earnings above 11.40%.

2014 Earnings Guidance

Alliant Energy is reaffirming its 2014 earnings per share guidance as follows:

Utilities and Corporate Services	$3.20 - $3.40
Non-regulated and Parent	0.05 - 0.15
Alliant Energy Consolidated	$3.25 - $3.55

Drivers for Alliant Energy’s 2014 earnings guidance include, but are not limited to:

•	Appropriate regulatory outcomes to allow IPL the ability to earn its authorized rate of return

•	Ability of WPL to continue to earn its authorized rate of return

•	Stable economy and resulting implications on utility sales

•	Normal weather and operating conditions for the remainder of the year in its utility service territories

•	Continuing cost controls and operational efficiencies

•	Execution of IPL’s and WPL’s capital expenditure plans

•	Consolidated effective tax rate of 16%

The 2014 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, discontinued operations, future changes in laws or regulations, adjustments made to deferred tax assets and liabilities from valuation allowances and organizational structure changes, pending lawsuits and disputes, federal and state income tax audits and other Internal Revenue Service proceedings or changes in U.S. generally accepted accounting principles (GAAP) and tax methods of accounting that may impact the reported results of Alliant Energy.

Earnings Conference Call

A conference call to review the second quarter 2014 results is scheduled for Thursday, August 7th at 9:00 a.m. central time. Alliant Energy Chairman, President and Chief Executive Officer Patricia Kampling and Senior Vice President and Chief Financial Officer Tom Hanson will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 888-221-9591 (United States or Canada) or 913-312-1434 (International), passcode 8244179. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. A replay of the call will be available through August 14, 2014, at 888-203-1112 (United States or Canada) or 719-457-0820 (International), passcode 8244179. An archive of the webcast will be available on the Company’s Web site at www.alliantenergy.com/investors for 12 months.

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Resources, LLC, the parent company of Alliant Energy’s non-regulated operations. Alliant Energy is an energy-services provider with utility subsidiaries serving approximately 1 million electric and 418,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wis., is a Fortune 1000 company traded on the New York Stock Exchange under the symbol LNT. For more information, visit the Company’s Web site at www.alliantenergy.com.

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•	federal and state regulatory or governmental actions, including the impact of energy, tax, financial and health care legislation, and of regulatory agency orders;

•
IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of fuel costs, operating costs, transmission costs, deferred expenditures, capital expenditures, and remaining costs related to electric generating units (EGUs) that may be permanently closed, earning their authorized rates of return, and the payments to their parent of expected levels of dividends;

•	the ability to continue cost controls and operational efficiencies;

•	the impact of IPL’s proposed retail electric base rate freeze in Iowa during 2014 through 2016;

•	the impact of WPL’s retail electric and gas base rate freeze in Wisconsin during 2015 and 2016;

•	weather effects on results of utility operations, including impacts of temperature changes in IPL’s and WPL’s service territories on customers’ demand for electricity and gas;

•	the impact of the economy in IPL’s and WPL’s service territories and the resulting impacts on sales volumes, margins and the ability to collect unpaid bills;

•	the impact of energy efficiency, franchise retention and customer-owned generation on sales volumes and margins;

•
developments that adversely impact Alliant Energy’s, IPL’s and WPL’s ability to implement their strategic plan, including unanticipated issues with new emission controls equipment for various coal-fired EGUs of IPL and WPL, IPL’s construction of its natural gas-fired EGU in Iowa, WPL’s potential generation investment, Resources’ selling price of the electricity output from its Franklin County wind project, the potential decommissioning of certain EGUs of IPL and WPL, and the proposed sales of IPL’s electric and gas distribution assets in Minnesota;

•
issues related to the availability of EGUs and the supply and delivery of fuel and purchased electricity and the price thereof, including the ability to recover and to retain the recovery of purchased power, fuel and fuel-related costs through rates in a timely manner;

•	the impact that price changes may have on IPL’s and WPL’s customers’ demand for utility services and their ability to pay their bills;

•	the impact of distributed generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;

•
issues associated with environmental remediation and environmental compliance, including compliance with the Consent Decree between WPL, the Sierra Club and the EPA, future changes in environmental laws and regulations, and litigation associated with environmental requirements;

•
the ability to defend against environmental claims brought by state and federal agencies, such as the EPA, or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;

•	the ability to recover through rates all environmental compliance and remediation costs, including costs for projects put on hold due to uncertainty of future environmental laws and regulations;

•	impacts that storms or natural disasters in IPL’s and WPL’s service territories may have on their operations and recovery of, and rate relief for, costs associated with restoration activities;

•	the direct or indirect effects resulting from terrorist incidents, including physical attacks and cyber attacks, or responses to such incidents;

•
the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;

•
impacts of future tax benefits from deductions for repairs expenditures and allocation of mixed service costs and temporary differences from historical tax benefits from such deductions that are included in rates when the differences reverse in future periods;

•	any material post-closing adjustments related to any past asset divestitures, including the sale of RMT, which could result from, among other things, warranties, parental guarantees or litigation;

•	continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;

•	inflation and interest rates;

•
changes to the creditworthiness of counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;

•
issues related to electric transmission, including operating in regional transmission operator (RTO) energy and ancillary services markets, the impacts of potential future billing adjustments and cost allocation changes from RTOs and recovery of costs incurred;

•	unplanned outages, transmission constraints or operational issues impacting fossil or renewable EGUs and risks related to recovery of resulting incremental costs through rates;

•	current or future litigation, regulatory investigations, proceedings or inquiries;

•	Alliant Energy’s ability to sustain its dividend payout ratio goal;

•	employee workforce factors, including changes in key executives, collective bargaining agreements and negotiations, work stoppages or restructurings;

•	access to technological developments;

•	material changes in retirement and benefit plan costs;

•	the impact of performance-based compensation plans accruals;

•	the effect of accounting pronouncements issued periodically by standard-setting bodies, including a new revenue recognition standard;

•	the impact of changes to production tax credits for wind projects;

•	the impact of adjustments made to deferred tax assets and liabilities from state apportionment assumptions;

•	the ability to utilize tax credits and net operating losses generated to date, and those that may be generated in the future, before they expire;

•
the ability to successfully complete tax audits, changes in tax accounting methods, including changes required by new tangible property regulations, and appeals with no material impact on earnings and cash flows; and

•	factors listed in the “2014 Earnings Guidance” sections of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), including the section therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2014 earnings guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
EARNINGS SUMMARY (Unaudited)

The following table provides a summary of Alliant Energy’s results for the three and six months ended June 30, 2014:

	Three Months
	EPS		Income (Loss) (in millions)
	2014	2013	2014	2013
IPL	$0.17	$0.20	$18.4	$22.2
WPL	0.31	0.31	34.6	34.4
Corporate Services	0.02	0.01	2.1	1.8
Subtotal for Utilities and Corporate Services	0.50	0.52	55.1	58.4
Non-regulated and Parent	0.06	0.07	7.0	7.5
Earnings from continuing operations	0.56	0.59	62.1	65.9
Loss from discontinued operations	—	—	(0.3)	(0.6)
Alliant Energy Consolidated	$0.56	$0.59	$61.8	$65.3

	Six Months
	EPS		Income (Loss) (in millions)
	2014	2013	2014	2013
IPL	$0.56	$0.41	$61.8	$45.1
WPL	0.80	0.69	89.4	76.4
Corporate Services	0.04	0.03	4.1	3.3
Subtotal for Utilities and Corporate Services	1.40	1.13	155.3	124.8
Non-regulated and Parent	0.13	0.12	14.8	14.0
Earnings from continuing operations	1.53	1.25	170.1	138.8
Loss from discontinued operations	—	(0.03)	(0.3)	(3.6)
Alliant Energy Consolidated	$1.53	$1.22	$169.8	$135.2

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in millions, except per share amounts)
Operating revenues:
Utility:
Electric	$643.9	$612.1	$1,319.7	$1,245.3
Gas	76.9	73.4	317.6	270.7
Other	15.6	17.8	38.4	35.0
Non-regulated	13.9	14.7	27.4	26.6
	750.3	718.0	1,703.1	1,577.6
Operating expenses:
Utility:
Electric production fuel and energy purchases	214.1	158.0	428.0	337.1
Purchased electric capacity	—	52.0	24.8	109.0
Electric transmission service	105.5	99.6	219.6	203.3
Cost of gas sold	45.0	38.9	206.9	166.9
Other operation and maintenance	160.7	147.2	321.7	297.4
Non-regulated operation and maintenance	1.8	3.1	3.1	5.3
Depreciation and amortization	95.8	92.7	191.3	185.3
Taxes other than income taxes	24.1	23.3	50.2	49.4
	647.0	614.8	1,445.6	1,353.7
Operating income	103.3	103.2	257.5	223.9
Interest expense and other:
Interest expense	45.1	42.5	90.3	85.1
Equity income from unconsolidated investments, net	(11.3)	(10.9)	(22.7)	(21.6)
Allowance for funds used during construction	(8.4)	(7.0)	(17.5)	(12.6)
Interest income and other	0.1	(0.3)	(1.6)	(1.1)
	25.5	24.3	48.5	49.8
Income from continuing operations before income taxes	77.8	78.9	209.0	174.1
Income taxes	13.2	10.5	33.8	22.6
Income from continuing operations, net of tax	64.6	68.4	175.2	151.5
Loss from discontinued operations, net of tax	(0.3)	(0.6)	(0.3)	(3.6)
Net income	64.3	67.8	174.9	147.9
Preferred dividend requirements of subsidiaries	2.5	2.5	5.1	12.7
Net income attributable to Alliant Energy common shareowners	$61.8	$65.3	$169.8	$135.2
Weighted average number of common shares outstanding (basic and diluted)	110.8	110.8	110.8	110.8
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted):
Income from continuing operations, net of tax	$0.56	$0.59	$1.53	$1.25
Loss from discontinued operations, net of tax	—	—	—	(0.03)
Net income	$0.56	$0.59	$1.53	$1.22
Amounts attributable to Alliant Energy common shareowners:
Income from continuing operations, net of tax	$62.1	$65.9	$170.1	$138.8
Loss from discontinued operations, net of tax	(0.3)	(0.6)	(0.3)	(3.6)
Net income attributable to Alliant Energy common shareowners	$61.8	$65.3	$169.8	$135.2
Dividends declared per common share	$0.51	$0.47	$1.02	$0.94

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30, 2014	December 31, 2013
	(in millions)
ASSETS:
Property, plant and equipment:
Utility plant, net of accumulated depreciation	$7,442.9	$7,147.3
Utility construction work in progress	613.2	677.9
Other property, plant and equipment, net of accumulated depreciation	510.1	501.3
Current assets:
Cash and cash equivalents	16.2	9.8
Other current assets	993.9	1,001.4
Investments	338.6	329.6
Other assets	1,471.7	1,445.1
Total assets	$11,386.6	$11,112.4
CAPITALIZATION AND LIABILITIES:
Capitalization:
Alliant Energy Corporation common equity	$3,337.4	$3,281.4
Cumulative preferred stock of IPL	200.0	200.0
Noncontrolling interest	1.7	1.8
Long-term debt, net (excluding current portion)	2,829.9	2,977.8
Total capitalization	6,369.0	6,461.0
Current liabilities:
Current maturities of long-term debt	509.0	358.5
Commercial paper	307.9	279.4
Other current liabilities	916.3	795.4
Other long-term liabilities and deferred credits	3,284.4	3,218.1
Total capitalization and liabilities	$11,386.6	$11,112.4

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
	2014	2013
	(in millions)
Cash flows from operating activities	$448.2	$423.3
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(332.6)	(341.5)
Alliant Energy Corporate Services, Inc. and non-regulated businesses	(31.9)	(27.5)
Proceeds from Franklin County wind project cash grant	—	62.4
Other	(4.5)	(15.6)
Net cash flows used for investing activities	(369.0)	(322.2)
Cash flows used for financing activities:
Common stock dividends	(112.9)	(104.2)
Payments to redeem preferred stock of IPL and WPL	—	(211.0)
Proceeds from issuance of preferred stock of IPL	—	200.0
Net change in commercial paper	28.5	10.6
Other	11.6	(6.2)
Net cash flows used for financing activities	(72.8)	(110.8)
Net increase (decrease) in cash and cash equivalents	6.4	(9.7)
Cash and cash equivalents at beginning of period	9.8	21.2
Cash and cash equivalents at end of period	$16.2	$11.5

KEY FINANCIAL STATISTICS

	June 30, 2014	June 30, 2013
Common shares outstanding (000s)	110,936	110,944
Book value per share	$30.08	$28.49
Quarterly common dividend rate per share	$0.51	$0.47

KEY OPERATING STATISTICS

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Utility electric sales (000s of MWh)
Residential	1,661	1,698	3,885	3,747
Commercial	1,523	1,503	3,177	3,048
Industrial	2,958	2,887	5,782	5,584
Retail subtotal	6,142	6,088	12,844	12,379
Sales for resale:
Wholesale	852	833	1,788	1,717
Bulk power and other	106	285	196	436
Other	36	43	78	83
Total	7,136	7,249	14,906	14,615
Utility retail electric customers (at June 30)
Residential	847,733	846,261
Commercial	138,757	138,262
Industrial	2,870	2,841
Total	989,360	987,364
Utility gas sold and transported (000s of Dth)
Residential	4,060	4,377	20,895	18,263
Commercial	3,137	3,185	13,712	12,152
Industrial	634	640	1,757	1,636
Retail subtotal	7,831	8,202	36,364	32,051
Transportation / other	13,583	13,035	31,611	29,494
Total	21,414	21,237	67,975	61,545
Utility retail gas customers (at June 30)
Residential	370,431	369,410
Commercial	45,774	45,633
Industrial	433	441
Total	416,638	415,484

Estimated margin increases (decreases) from impacts of weather (in millions) -
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Electric margins	$5	$3	$18	$6
Gas margins	(1)	1	8	2
Total weather impact on margins	$4	$4	$26	$8

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Normal (a)	2014	2013	Normal (a)
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	711	775	703	4,903	4,296	4,128
Madison, Wisconsin (WPL)	797	897	833	5,072	4,642	4,331
Cooling degree days (CDDs) (a)
Cedar Rapids, Iowa (IPL)	263	246	215	263	246	217
Madison, Wisconsin (WPL)	233	190	178	233	190	180

(a) HDDs and CDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs and CDDs.